UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report                     November 22, 2002

SBA COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-30110	65-0716501
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW	Boca Raton, Florida	33487
(Address of principal executive offices)		(Zip code)

(561) 995-7670

(Registrant’s telephone number, including area code)

Item 5              Item 5                    Other Information

                         SBA Communications Corporation recently issued the following Investor News dated November 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 22, 2002	/s/ John F. Fiedor John F. Fiedor Chief Accounting Officer

THE POWER OF BEING LOCAL. EVERYWHERE

))) Investor News (((

SBA Communications Corp. SBAC

A Letter from the CEO

Dear Investors:

While we continue to operate in a difficult environment for wireless carriers, we at SBA are encouraged by the progress we are making in our core business of tower ownership and improvements in our overhead cost structure. In the third quarter, we posted solid year-over-year gains in leasing revenues, tower cash flows, and EBITDA. Perhaps most impressive was our 17% same-tower revenue and 23% same-tower cash flow growth—numbers that we feel are quite healthy. As we navigate a difficult business environment for wireless carriers, our services business and incremental lease-up have come under pressure, however our core asset, existing tower cash flows, has remained quite strong and continues to grow.

Although carriers have continued to hold back on their activity levels, we do not believe that they can do so indefinitely. As subscribers and minutes of use continue to grow, carriers have experienced widespread reports of deteriorations in network quality. While adding additional antenna sites is the obvious answer to address these problems, we believe that carriers are currently more focused on improving the perceived financial health of their industry. At this time, it is unclear as to when carriers will increase expenditures.

As we look at our business going forward in this environment, we expect services and incremental lease-up to remain under pressure, while we expect our base business, tower cash flow from existing sites, to remain secure and grow. As always, we continue to sell our services and tower space to capture as much revenue as possible that meets our criteria for scope, profitability and credit quality. We continue to maintain our focus on customer service and quality so that we remain a vendor of choice to the wireless carrier industry. In addition, we have dramatically reduced our expenses through capital expenditure, office, and headcount reductions. Our office and headcount reductions have given us what we believe is the right overhead structure for the current level of activity, but we will carefully monitor these expense items as our top line dictates.

Despite the current weakness in wireless capital expenditures, we remain confident in the future of the wireless tower business and in the potential of SBA. As the carriers reported results this quarter, we were encouraged that those that were most active in improving their networks (Verizon and Voicestream) were significantly more successful in adding subscribers and lowering churn than their peers. We believe that the current disconnect between minutes of use growth and capital expenditures will eventually be resolved. Until then, I am confident that our management team and employees will be able to continue providing superior service to our customers while appropriately managing our costs.

Sincerely,

Jeffrey A. Stoops

Jeffrey Stoops, President and CEO

))) www.sbasite.com (((

SBA

November 2002

SBA))))) TM

SBA
SBA COMMUNICATIONS 5900 BROKEN SOUND PARKWAY BOCA RATON, FL 33487

FOR FURTHER INFORMATION CONTACT PAM KLINE OR DUNCAN SIMMONS @ (561) 995-7670 OR IR@SBASITE.COM

On Tuesday, November 5, SBA Communications announced financial results. Total revenues and EBITDA for the three months ending September 30, 2002 increased over the same period in 2001.

Conference Call Highlights:

Financial Results

- SBA recorded both year-over-year and quarter-over-quarter gains in tower leasing revenues
- Site development revenue decreased 12% year-over-year

Lease-Up

- SBA added annualized leasing revenues at a rate of approximately $4,700 per tower per year (0.26 BBE)
- SBA expects a similar lease-up rate of $3,600 to $5,400 in the fourth quarter
- Same tower revenue and cash flow growth on the sites owned as of September 30, 2001 was 17% and 23%, respectively

Services

- The Big 6 wireless carriers have continued to hold up capital expenditures, delaying as well as canceling some projects
- The most active carriers during the quarter were Verizon and Voicestream, while SBA did not see as much activity as expected from the other four major carriers
- Given current backlog, SBA expects to see similar services results in the fourth quarter

Liquidity

- On September 30, SBA had cash of $42.3 million and total debt of $1.0 billion
- The Company borrowed $7 million in October but does not anticipate additional material borrowings going forward
- Debt is expected to remain flat until it begins declining in the third quarter of 2003
- SBA is in compliance with Senior Credit Facility financial covenants as of September 30
- SBA is exploring ways to improve financial flexibility though asset sales, refinancings, debt exchanges or repurchases, equity issuances, merger and acquisition opportunities, and other options

4th Quarter 2002 Guidance

	Guidance (1) 4Q2002 ($ in millions)	
Revenues:		
Site Development	$27.0 -	$32.0
Site Leasing	36.5 -	38.0
Total	$63.5 -	$70.0
EBITDA (2)	$19.0 -	$21.5
Net Interest Expense	$23.5 -	$24.5
Cash Interest Expense	$14.5 -	$15.5
Net Income / Share	($0.58) -	($0.68)
Cash Capex	$7.0 -	$15.0
Towers to Be Added	14 -	18

(1) Please see language regarding forward-looking statements included in this mailing
(2) Earnings before interest, taxes, depreciation, amortization, non-cash charges and unusual or non-recurring expenses

Capital Expenditures

Capital Expenditures Continue to Decline
$200
$150
$100
$50
$0
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
($ in Millions)

3rd Quarter 2002 Results

	Three Months Ended September 30, 2002	2001
	($ in thousands)	
Revenues:		
Site Development	$31,087	$35,359
Site Leasing	35,961	27,674
Total	$67,048	$63,033
Expenses:		
Site Development	$25,885	$27,223
Site Leasing	13,331	9,886
Total	$39,216	$37,109
SG&A (1)	$8,983	$10,009
Non-cash Compensation	$748	$854
EBITDA (2)	$19,597	$16,769

(1) Includes non-cash compensation expense
(2) Earnings before interest, taxes, depreciation, amorization, non-cash charges, and unusual or non-recurring expenses

Notice Regarding Forward-Looking Statements

This letter contains forward-looking statements, including statements regarding future revenue growth, future increases in leasing revenues, future carrier activity and capital expenditures, tower cash flow and margin, our continued ability to perform our services business at its current level, expectations regarding debt levels, our ability to improve financial flexibility, and all our 4Q financial guidance. These forward-looking statements may be affected by the risks and uncertainties in our business, including the inability to access and/or unwillingness of our clients to expend capital to fund network expansion or enhancements, our ability to expand our site leasing business and maintain or expand our site development business, the general health of the economy, the wireless tower business and the wireless telecommunications industry, our ability to continue to comply with covenants and the terms of our senior credit facility and to access sufficient capital to fund our operations, and the other cautionary statements and risk factors disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2001. We have no obligation to update any forward-looking statement we may make.

SBA™